Exhibit 10.1

AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of January 17, 2013, by and among: STORYCODE, INC., a Delaware corporation (the “Company”); TIGERLOGIC CORPORATION, a Delaware corporation (“Parent”); TLSC MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and JON MARONEY, an individual (the “Stockholder Representative”).  The Company, Parent, Merger Sub and the Stockholder Representative may each be referred to herein as a “Party” or, collectively, as “Parties.”

RECITALS

A.                                    The Company, Parent, Merger Sub and the Stockholder Representative are parties to that certain Agreement and Plan of Merger, dated as of December 27, 2012 (the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement.

B.                                    Pursuant to Section 10.8 of the Merger Agreement, no amendment of any provision of the Merger Agreement shall be valid unless the same shall be in writing and signed by each of the parties thereto.

C.                                    The Parties desire to amend the Merger Agreement as set forth below.

AGREEMENT

The Parties hereby agree as follows:

SECTION 1.                         AMENDMENT OF MERGER AGREEMENT

1.1                               Amendment to the Defined Term “Company Series A Preferred Stock.”  The defined term “Company Series A Preferred Stock” in Article I, Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Company Series A-1 Preferred Stock” means the Company’s Series A-1 Preferred Stock.

Each use of the defined term “Company Series A Preferred Stock” throughout the Merger Agreement is hereby replaced with the defined term “Company Series A-1 Preferred Stock.”

1.2                               Amendment to the Defined Term “Series A Preferred Consideration.”  The defined term “Series A Preferred Consideration” in Article I, Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Series A-1 Preferred Consideration” shall mean $1,000.

Each use of the defined term “Series A Preferred Consideration” throughout the Merger Agreement is hereby replaced with the defined term “Series A-1 Preferred Consideration.”

1.3                               Addition of Section 2.17.  Article II of the Merger Agreement is hereby amended by the addition of Section 2.17, which shall read as follows:

2.17                Payment of Licensing Fee.  At the Closing, Parent shall pay, or cause to be paid, a licensing fee of $249,000 to Handmark, Inc. pursuant to that certain License Agreement, entered into as of July 1, 2011, by and between Handmark, Inc. and the Company, as amended through the Effective Time, including pursuant to that certain Handmark, Inc. Consent, Amendment, Assignment and Acknowledgment, dated as of the date hereof entered into by Handmark, Inc., and accepted and agreed by Parent and the Company.

1.4                               Amendment of Section 3.1.  Section 3.1 is hereby amended to replace the word “Oregon” in the first sentence thereof with the word “Delaware.”

SECTION 2.                         ADDITIONAL PROVISIONS

2.1                               No Other Amendments.  Except as it has been specifically amended pursuant to this Amendment, the Merger Agreement shall continue in full force and effect.  The term “Agreement” as used in the Merger Agreement shall for all purposes refer to the Merger Agreement as amended by this Amendment.

2.2                               Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

2.3                               Headings.  The Section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

2.4                               Severability.  Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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This Amendment has been executed by the Parties hereto as of the date first above written.

TIGERLOGIC CORPORATION

By:	/s/ Richard W. Koe
Name: Richard W. Koe
Title: Chairman and CEO

STORYCODE, INC.

By:	/s/ James McDermott
Name: James McDermott
Title: Chief Executive Officer

TLSC MERGER SUB, INC.

By:	/s/ Richard W. Koe
Name: Richard W. Koe
Title: President and Chief Executive Officer

STOCKHOLDER REPRESENTATIVE

By:	/s/ Jon Maroney
Name: Jon Maroney